================================================================================

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported)  DECEMBER 24, 1998


                           PHILIP MORRIS COMPANIES INC.
--------------------------------------------------------------------------------
              (Exact name of registrant as specified in its charter)


      VIRGINIA                         1-8940                    13-3260245
--------------------------------------------------------------------------------
   (State or other                   (Commission               (IRS Employer
    jurisdiction                     File Number)            Identification No.)
 of incorporation)


 120 PARK AVENUE, NEW YORK, NEW YORK                              10017-5592
--------------------------------------------------------------------------------
      (Address of principal                                       (Zip Code)
        executive offices)


Registrant's telephone number, including area code  (917) 663-5000



--------------------------------------------------------------------------------
       (Former name or former address, if changed since last report)


================================================================================

ITEM 5.  OTHER EVENTS

        On November 25, 1998, Philip Morris Companies Inc. (the "Company") filed a Current Report on Form 8-K, dated November 23, 1998 (the "November 8-K"), which discussed an agreement to settle the asserted and unasserted health care cost recovery and certain other claims of 46 states, the District of Columbia, the Commonwealth of Puerto Rico, Guam, the U.S. Virgin Islands, American Samoa and the Northern Marianas. The November 8-K contained an inadvertent error in the paragraph captioned "Public Disclosure." This Amendment is being filed solely to correct such error. The corrected paragraph should read as follows:


"PUBLIC DISCLOSURE

        Until June 30, 2010, the original participating manufacturers will maintain their current Internet websites, which include documents produced in the Minnesota health care cost recovery action. They will add to the websites documents that were produced in the actions brought by the settling states and that are not subject to specified protection against disclosure, as well as other specified documents."

                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     PHILIP MORRIS COMPANIES INC.

                                     BY /s/ G. PENN HOLSENBECK
                                        --------------------------------
                                        Vice President, Associate General
                                        Counsel and Secretary

Date:  December 24, 1998









                                       -3-